UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Monmouth Real Estate Investment Corporation

(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC
Jason Aintabi
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 17, 2021, Blackwells Capital LLC (“Blackwells”) issued a press release, a copy of which is filed herewith as Exhibit 1.

Also on August 17, 2021, Blackwells issued a supplemental investor presentation, a copy of which is filed herewith as Exhibit 2. The supplemental investor presentation can be found at Blackwells’ campaign website, at www.maximizeMNR.com

Exhibit 1

Blackwells Capital Issues Presentation on Monmouth Equity Commonwealth Merger Highlighting That EQC is Now Offering Even Less Consideration for a More Valuable Monmouth

Revised Offer for Monmouth is Lower Than EQC’s Original Offer, Is Not Full and Fair Value, And Does Not Address Prior Significant Shareholder Concerns

Continues to Urge Shareholders to Vote AGAINST the Monmouth / Equity Commonwealth Transaction

NEW YORK, August 17, 2021 – Blackwells Capital, LLC today announced that it has issued a supplemental investor presentation following the announcement of the amended proposed merger between Monmouth Real Estate Investment Corporation’s (NYSE: MNR) ("Monmouth" or the "Company") and Equity Commonwealth (NYSE: EQC) (“EQC”).

The full presentation, along with other important information, can be found at MaximizeMNR.com/presentations.

Among other key details in the presentation, Blackwells highlights:

●	EQC’s Revised Consideration Is Below Its Original Offer
–	EQC offer of $19.00 on August 16th is below its original offer of $19.40 on May 4th.
–	Industrial cap rates declined approximately 30bps since EQC’s original offer on May 4th, which implies EQC’s original offer should have been revised up to $21.63 per Monmouth share.
–	The Monmouth Board somehow managed to re-negotiate a worse deal for shareholders.

●	EQC’s Offer Significantly Undervalues Monmouth
–	EQC’s offer significantly undervalues Monmouth on all valuation measures.
–	Relevant metrics from public comparables, recent private market transactions (including Starwood’s own recent industrial purchases), leveraged buyout analysis and current asset price valuations imply Monmouth’s full and fair value of $26 to $30 per Monmouth share.

●	Revised Structure Leaves Critical Questions and Key Strategy and Execution Risk Issues Unaddressed
–	Given the cash cap of $641 million, Monmouth shareholders who elect cash are very unlikely to receive 100% cash consideration, leaving shareholders to worry about the strategy and execution of Equity Commonwealth after the merger.
–	EQC did not address its lack of competitive advantages, lack of industrial track record or the misguided financial and strategic underpinnings that led to this merger.

Blackwells further notes that the strategic alternatives process was flawed from the beginning – with a conflicted committee of directors who were focused on tax efficiency rather than value maximization. The best answer for shareholders is to reject the proposed transaction, reconstitute the Board and have a new strategic alternatives process that will maximize value.

Accordingly, Blackwells encourages shareholders to review all available information and vote AGAINST the merger with EQC, including its detailed presentation of August 6, 2021, available at MaximizeMNR.com/presentations.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

BLACKWELLS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO BLACKWELLS.

The participants in the proxy solicitation are Blackwells and Jason Aintabi (collectively, the “Participants”).

As of the date hereof, Blackwells beneficially owns 320,100 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). As of the date hereof, Mr. Aintabi beneficially owns 4,100,954 shares of Common Stock, including (i) 320,100 shares of Common Stock owned by Blackwells, of which Mr. Aintabi may be deemed the beneficial owner, as Managing Partner of Blackwells, and (ii) 3,762,854 shares of Common Stock beneficially owned by BW Coinvest Management I LLC, including 50,000 shares underlying call options exercisable within sixty (60) days, which Mr. Aintabi, as the owner and President & Secretary of Blackwells Asset Management LLC, the owner and sole member of BW Coinvest Management I LLC, may be deemed to beneficially own. Collectively, the Participants beneficially own in the aggregate approximately 4,100,954 shares of Common Stock, including 50,000 shares of Common Stock underlying call options exercisable within sixty (60) days of the date hereof, representing approximately 4.17% of the outstanding shares of Common Stock.

About Blackwells Capital

Blackwells Capital was founded in 2016 by Jason Aintabi, its Chief Investment Officer. Since that time, it has made investments in public securities, engaging with management and boards, both publicly and privately, to help unlock value for stakeholders, including shareholders, employees and communities. Throughout their careers, Blackwells’ principals have invested globally on behalf of leading public and private equity firms and have held operating roles and served on the boards of media, energy, technology, insurance and real estate enterprises. For more information, please visit www.blackwellscap.com

Contacts:

Investors:
Morrow Sodali
Mike Verrechia
800-662-5200 (stockholders)
203-658-9400 (banks and brokers)
Blackwells@morrowsodali.com

Media:
Gagnier Communications
Dan Gagnier / Jeffrey Mathews
646-569-5897
Blackwells@gagnierfc.com

Exhibit 2

BW

BLACKWELLS CAPITAL

# STILL VOTE AGAINST
## MONMOUTH'S MERGER WITH EQC

PRESENTED BY BLACKWELLS CAPITAL

August 2021

Monmouth Real Estate Investment Corp (NYSE:**MNR**)

# DISCLAIMER

The views expressed in this presentation (the "Presentation") represent the opinions of Blackwells Capital LLC and/or certain of its affiliates ("Blackwells") and the investment funds it manages that hold shares in Monmouth Real Estate Investment Corporation (the "Company", "Monmouth", or "MNR"). The Presentation is for informational purposes only, and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation, and should not be taken as advice on the merits of any investment decision. The views expressed in the Presentation represent the opinions of Blackwells, and are based on publicly available information and Blackwells' analyses.

Certain financial information and data used in the Presentation have been derived or obtained from filings made with the Securities and Exchange Commission ("SEC") by the Company or other companies that Blackwells considers comparable, as well as from third party sources. Blackwells has not sought or obtained consent from any third party to use any statements or information indicated in the Presentation as having been obtained or derived from a third party. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in the Presentation. Information contained in the Presentation has not been independently verified by Blackwells. Blackwells disclaims any obligation to correct or update the Presentation or to otherwise provide any additional materials. Blackwells recognizes that the Company may possess confidential information that could lead it to disagree with Blackwells' views and/or conclusions.

Blackwells currently beneficially owns, and/or has an economic interest in, shares of the Company. Blackwells is in the business of trading—buying and selling—securities. Blackwells may buy or sell or otherwise change the form or substance of any of its investments in any manner permitted by law and expressly disclaims any obligation to notify any recipient of the Presentation of any such changes. There may be developments in the future that cause Blackwells to engage in transactions that change its beneficial ownership and/or economic interest in the Company.

The securities or investment ideas listed are not presented in order to suggest or show profitability of any or all transactions. There should be no assumption that any specific portfolio securities identified and described in the Presentation were or will be profitable. Under no circumstances is the Presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security.

This document is the property of Blackwells and may not be published or distributed without the express written consent of Blackwells. All registered or unregistered service marks, trademarks and trade names referred to in the Presentation are the property of their respective owners, and Blackwells' use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names.

The information herein contains "forward-looking statements." Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "targets," "forecasts," "seeks," "could," "should" or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Blackwells' underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Blackwells that the future plans, estimates or expectations contemplated will ever be achieved.

**Important Additional Other Information**

BLACKWELLS INTENDS TO FILE WITH THE SEC A PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE UPCOMING SPECIAL MEETING OF SHAREHOLDERS OF THE COMPANY, INCLUDING ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF OR ANY OTHER MEETING THAT MAY BE CALLED IN LIEU THEREOF. BLACKWELLS STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO BLACKWELLS.

*The participants in the proxy solicitation are Blackwells Capital LLC and Jason Aintabi*

BW BLACKWELLS CAPITAL

2

# EXECUTIVE SUMMARY

**EQC's Revised Offer of August 16th is Lower Than Its Original Offer, is Not Full and Fair Value for Monmouth, and Does Not Address Prior Critical Shareholder Concerns of the Original Offer.**

1. **Revised EQC Consideration Is Below Its Original Offer:** EQC offered $19.00 on August 16th, which is below its original offer of $19.40 on May 4th. **Monmouth's Board re-negotiated a worse deal for shareholders**.

2. **EQC's Offer Significantly Undervalues Monmouth:** EQC's offer significantly undervalues Monmouth on all valuation measures: public comparables, recent private market transactions (including Starwood's own recent industrial purchases), leveraged buyout analysis and current asset price valuations, all which imply MNR's **full and fair value to be between $26 and $30 per share**.

3. **Revised Structure Leaves Critical Questions, and Key Strategy and Execution Risk Issues Unaddressed:** Given the cash cap of $641 million, MNR shareholders will not be able to receive 100% cash consideration, while EQC did not address its lack of competitive advantages, lack of industrial track record or the flawed underpinnings that lead to this merger generally (for a more pointed analysis please see our Aug 6, 2021 presentation here.)

BW BLACKWELLS CAPITAL

Sources: EQC press release August 16, 2021. JP Morgan REIT Equity Research dated May 3, 2021 to August 16, 2021.

3

# THE REVISED OFFER IS WORSE THAN THE ORIGINAL

**The Revised EQC Consideration is <u>Less</u> Than the Amount Originally Approved by Monmouth's Board in May**

EQC Equity Commonwealth

Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

## Equity Commonwealth to Acquire Monmouth Real Estate for $3.4 Billion

5/4/2021

**Equity Commonwealth to Transition into the Industrial Sector**

CHICAGO & HOLMDEL, N.J.--(BUSINESS WIRE)-- Equity Commonwealth (NYSE: EQC) and Monmouth Real Estate Investment Corporation (NYSE: MNR), or Monmouth, today announced that they have entered into a definitive merger agreement by which Equity Commonwealth will acquire Monmouth in an all-stock transaction, valued at approximately $3.4 billion, including the assumption of debt. The combined company is expected to have a pro forma equity market capitalization of approximately $5.5 billion.

Under the terms of the agreement, Monmouth shareholders will receive 0.67 shares of Equity Commonwealth stock for every share of Monmouth stock they own. Based on the closing price for Equity Commonwealth on May 4, 2021, this represents approximately $19.40 per Monmouth share.

EQC Equity Commonwealth

Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

## Equity Commonwealth and Monmouth Real Estate Amend Merger Agreement to Increase Value of Offer

8/16/2021

**Enhanced Consideration with 0.713x Exchange Ratio and Option to Receive Cash**

**Offers Monmouth Shareholders a Combination of Certainty and Opportunity for Future Upside**

**Total Value Represents 23.1% Premium Over Monmouth's 30-Day Average Unaffected Trading Price as of December 18, 2020**

**Shareholders Urged to Vote "FOR" the Amended Transaction on the WHITE Proxy Card**

CHICAGO & HOLMDEL, N.J.--(BUSINESS WIRE)-- Equity Commonwealth (NYSE: EQC) and Monmouth Real Estate Investment Corporation (NYSE: MNR), or Monmouth, today announced that they have entered into an amendment to the definitive merger agreement (as amended, the "Merger Agreement") between the two companies. Under the terms of the Merger Agreement, Equity Commonwealth revised its offer to pay a total value of $19.00 per share in a combination of cash and stock at the election of Monmouth shareholders and based on EQC's closing price of $26.65 per share on August 13, 2021.

BW BLACKWELLS CAPITAL

Sources: Company press releases.

4

# MEANWHILE, ASSET PRICES HAVE INCREASED

**EQC is Offering Less Money for a More Valuable Monmouth**

- Industrial cap rates declined approximately 30bps since EQC's original offer on May 4th, **which implies EQC's original offer should have been revised up to $21.63 per share**
- Instead, **Monmouth's Board re-negotiated a worse deal for shareholders**

**Industrial Cap Rates Over the Last 6 Months**

5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
2/1/21
3/1/21
4/1/21
5/1/21
6/1/21
7/1/21
8/1/21
Cap Rates have declined by 30 bps since deal announcement
Weighted Average Cap Rate
Simple Average Cap Rate

**EQC's Revised Offer Is Below Its Original Consideration**

EQC's Offer has declined by 2%
$19.40
$19.00
$18.79
EQC's Original Offer
Revised Proposal from EQC
EQC's Mark-to-Market Current Offer

BW BLACKWELLS CAPITAL

Sources: EQC press release May 4, 2021. JP Morgan REIT Equity Research dated February 1, 2021 to August 16, 2021. Mark-to-market price as of 8/17/2021 closing EQC price per Bloomberg.

5

# INDUSTRIAL CAP RATES COMPRESSED MATERIALLY IN 2021

**Current Industrial Cap Rates are in the 3% Range, While EQC is Offering Materially Worse Valuation at Close to 5%**

**Industrial Cap Rate Compression (2015 – Present)**

8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
2015
2016
2017
2018
2019
2020
2021
Date of EQC's Original Offer (5/4/2021)
4.6%
Implied Cap Rate of EQC Revised Offer
3.1%
Current Industrial Cap Rate

Morgan Stanley | RESEARCH
August 10, 2021 09:55 PM GMT
Industrial REITs | North America
Updating Views - Bull Case the New Base

Morgan Stanley's research further reiterates the robustness of the Industrial REIT industry as they show industrial cap rates compressed to **3.1%**

**"Unparalleled demand and fundamentals in the industrial market persist as space and land become more scarce… industrial continues to be the darling of commercial real estate. On the leasing front, things are moving so quickly that buildings are not sitting idle or vacant for long. Availability in the market is extremely tight, with all time low vacancies and new market high rents."** *JLL 2Q2021 Industrial Outlook, August 2021*

BW BLACKWELLS CAPITAL

Sources: Morgan Stanley Equity Research and JLL 2Q2021 Industrial Outlook from August 2021.

6

# INDUSTRIAL CAP RATES COMPRESSED MATERIALLY IN 2021 (CONT.)

## What the Experts are Saying:

"…[H]istorically, we pencil in a 50 basis point -- used to pencil in a 50 basis point increase in the residual calculation based on our rent projections and the like. But I think 50 basis points when cap rates were 9% was quite a bit. And when the **cap rates are in the mid-3s**, that's even a great deal more on a relative basis."

***Chief Executive Officer, Prologis, Inc. (NYSE: PLD)****, 2Q2021 Earnings Call on July 19, 2021*

"Over the last six months, **cap rates have probably compressed 50 to 65 bps.** A prominent brokerage group literally revised their cap rates in NorCal, SoCal, New Jersey **over the last two weeks to be sub-3% now**…a lot of this can be attributed to just how fast rents are growing too…as rent growth increases and in-place leases get below market, people are willing to lower their cap rates…is moving very quickly, and it hasn't stopped yet."

***Chief Investment Officer, Duke Realty (NYSE: DRE)****, 2Q2021 Earnings Call on July 29, 2021*

"But we think the opportunity here to create value is quite good with cap rates in that market, **3.75% and going lower today**."

***Executive Vice President-East, First Industrial (NYSE: FR)****, 2Q2021 Earnings Call on July 22, 2021*

BW BLACKWELLS CAPITAL

Sources: Public company transcripts per Factset.

7

# FULL AND FAIR VALUE FOR MONMOUTH IS SIGNIFICANTLY HIGHER

**Illustrative Value of Monmouth Using Public and Private Market Comparables**

Starwood Current Proposal
$18.88
EQC Revised Offer
$19.00
Method
Implied Price from Recent Private Market Transactions (3.3% - 4.0%) 2022E NOI
Implied Price from Recent Private Market Transactions (3.3% - 4.0%) Current NOI
Implied Price from JP Morgan Avg. Cap Rates (3.5% - 3.8%) 2022E NOI
Implied Price from JP Morgan Avg. Cap Rates (3.5% - 3.8%) Current NOI
Implied Price from Starwood Precedent Price/Sq. Ft. ($164 - $172)
$28.43
A
$37.62
$24.37
B
$32.71
$30.71
C
$34.62
$26.44
D
$29.99
$26.08
E
$28.16
$18.00
$22.00
$26.00
$30.00
$34.00
$38.00

**The EQC and Starwood Proposals Fall Well Below The Implied Value for Monmouth Based On Public Comparables Valuations, Recent Comparable Private Market Transactions, Starwood's Recent Industrial Purchase Prices in 2020 and 2021, and Current Commentaries From Leading Industrial REIT CEOs**

BW BLACKWELLS CAPITAL

Sources: MNR consensus data as of August 16, 2021 per FactSet. Private market transaction range includes industrial real estate transactions greater than $275mm over the last 12 months per various real estate financial publications.
Sources: JP Morgan REIT Equity Research dated August 16, 2021, NOI from EQC-MNR merger presentation.

8

# PRIVATE MARKET TRANSACTIONS IMPLIED VALUATION

- Recent sizable transactions in the private markets such as Black Creek Group's purchase of Nuveen Real Estate's 8.9 million sq. ft. industrial portfolio sold at a 4.0% cap rate
- In March 2020 Rexford acquired a portfolio of 10 Class-A industrial assets at a 3.3% cap rate

**Method** (A)

| | 2022E NOI | |
|---|---|---|
| | Simple Average Cap Rate | Weighted Average Cap Rate |
| **MNR 2022E Consensus NOI** | **$171** | **$171** |
| **Avg. Industrial Peer Cap Rate** | **4.0%** | **3.3%** |
| **Implied Enterprise Value** | **$4,275** | **$5,182** |
| Less: Net Debt | ($922) | ($922) |
| Less: Preferreds | ($550) | ($550) |
| **Market Capitalization** | **$2,803** | **$3,710** |
| Shares Outstanding | 98.6 | 98.6 |
| **Implied MNR Share Price** | **$28.43** | **$37.62** |

**Method** (B)

| | Current NOI | |
|---|---|---|
| | Simple Average Cap Rate | Weighted Average Cap Rate |
| **MNR 2022E Consensus NOI** | **$155** | **$155** |
| **Avg. Industrial Peer Cap Rate** | **4.0%** | **3.3%** |
| **Implied Enterprise Value** | **$3,875** | **$4,697** |
| Less: Net Debt | ($922) | ($922) |
| Less: Preferreds | ($550) | ($550) |
| **Market Capitalization** | **$2,403** | **$3,225** |
| Shares Outstanding | 98.6 | 98.6 |
| **Implied MNR Share Price** | **$24.37** | **$32.71** |

BW BLACKWELLS CAPITAL

Sources: Real estate financial media publications and company press releases.

9

# JP MORGAN RESEARCH IMPLIED CAP RATE VALUATION

- As of August 16, 2021, JP Morgan's research team released weighted and simple average cap rates of 3.5% and 3.8% respectively for Monmouth's industrial real estate peers

**JP Morgan REIT Coverage – 8/16/2021**

| Company | Ticker | Stock Price 8/13/21 | Cap Rates Assumed | Cap Rates Implied |
|---|---|---|---|---|
| **Industrial** | | | | |
| Duke Realty | DRE | $50.99 | 4.3% | 3.6% |
| First Industrial Realty Trust | FR | $55.11 | 4.3% | 4.0% |
| Prologis, Inc. | PLD | $131.98 | 4.1% | 3.4% |
| Rexford Industrial Realty | REXR | $61.49 | 3.9% | 3.5% |
| STAG Industrial, Inc. | STAG | $41.94 | 5.6% | 4.8% |
| Property Type Total/Weighted Average | | | | 3.5% |
| Property Type Total/Simple Average | | | | 3.8% |

**Method C**

| | 2022E NOI Simple Average Cap Rate | 2022E NOI Weighted Average Cap Rate |
|---|---|---|
| **MNR 2022E Consensus NOI** | $171 | $171 |
| **Avg. Industrial Peer Cap Rate** | 3.8% | 3.5% |
| **Implied Enterprise Value** | $4,500 | $4,886 |
| Less: Net Debt | ($922) | ($922) |
| Less: Preferreds | ($550) | ($550) |
| **Market Capitalization** | $3,028 | $3,414 |
| Shares Outstanding | 98.6 | 98.6 |
| **Implied MNR Share Price** | $30.71 | $34.62 |

**Method D**

| | Current NOI Simple Average Cap Rate | Current NOI Weighted Average Cap Rate |
|---|---|---|
| **MNR 2022E Consensus NOI** | $155 | $155 |
| **Avg. Industrial Peer Cap Rate** | 3.8% | 3.5% |
| **Implied Enterprise Value** | $4,079 | $4,429 |
| Less: Net Debt | ($922) | ($922) |
| Less: Preferreds | ($550) | ($550) |
| **Market Capitalization** | $2,607 | $2,957 |
| Shares Outstanding | 98.6 | 98.6 |
| **Implied MNR Share Price** | $26.44 | $29.99 |

BW BLACKWELLS CAPITAL

Sources: Company documents. JP Morgan REIT Equity Research dated August 16, 2021.

10

# STARWOOD'S INDUSTRIAL PURCHASES IMPLY A $26 PER SHARE PRICE

**Starwood's REIT Has Recently Paid Approximately $164 per Sq. Foot for Comparable Industrial Properties**

- In 2020 and 2021, Starwood's REIT acquired 5.2 mm square feet of industrial properties, comparable to Monmouth's, for an aggregate total of $851 million
- These properties, on average are all 300,000 square feet or smaller, and are comparable to Monmouth's portfolio having an average size of approximately 204,000 square feet per property
- For these industrial assets, **Starwood paid a weighted average price of $164 per sq. ft. and a simple average price of $172 per sq. ft.**
- Applying the same price per square foot to Monmouth implies a value of **$26 to $28 per share**

**Method** (E)

| | Price Per Square Foot | |
|---|---|---|
| | Weighted Average Price / Sq. Ft. | Simple Average Price / Sq. Ft. |
| **Monmouth Sq. Footage (mm)** | **24.7** | **24.7** |
| **Purchase Price Per Sq. Ft.** | **$164** | **$172** |
| **Implied Enterprise Value** | **$4,044** | **$4,248** |
| Less: Net Debt | ($922) | ($922) |
| Less: Preferreds | ($550) | ($550) |
| **Market Capitalization** | **$2,572** | **$2,776** |
| Shares Outstanding | 98.6 | 98.6 |
| **Implied MNR Share Price** | **$26.08** | **$28.16** |

BW BLACKWELLS CAPITAL

Note: Starwood Real Estate Income Trust (SREIT) industrial purchases < 300k sq. feet in 2020 and 2021. MNR's average building size is approximately 204k sq. feet.
Sources: Starwood Real Estate Income Trust 2Q2021 Property Book, MNR closing price as of August 4, 2021 per Bloomberg, and MNR SEC Filings.

11

# ISS PEER SET IMPLIES A $30 PER SHARE PRICE

**A Refreshed Board and Improved Governance, Including Liquidating the Securities Portfolio and Improved Capital Allocation Decisions, Will Allow Monmouth to Trade Inline With Public Peers**

ISS Proxy Analysis & Benchmark Policy Voting Recommendations

ISS

## Monmouth Real Estate Investment Corporation

### Key Takeaways

The board seeks shareholder approval to be acquired by Equity Commonwealth (EQC). Under the terms of the agreement, MNR shareholders will receive 0.67 EQC shares per MNR share, which was valued at approximately $19.40 per share, or $1.8 billion in aggregate, at announcement. Since announcement of the transaction in May, the market value of EQC's merger consideration has declined to $17.25 per share as of Aug. 4.

The transaction is opposed by Blackwells Capital, a 4.2 percent shareholder that submitted unsolicited bids for the company beginning in December 2020, and Starwood Capital, a competing bidder that participated in the company's sales process and subsequently submitted two unsolicited cash bids in July 2021. Starwood's most recent bid, $18.88 in cash per share, is above the market value of EQC's merger consideration and Starwood has stated that it is committed to entering into an acquisition agreement should MNR shareholders not approve the EQC transaction.

In light of the decline in the value of the consideration and potential execution risk that could limit shareholders' future returns, particularly relative to the value and certainty of the higher competing cash proposal, support for the transaction is not warranted.

Support for the golden parachute proposal is not warranted. Although cash severance is double trigger and reasonably based, equity awards are effectively double trigger, and no excise tax gross-ups are payable, the Executive Chairman is entitled to excessive cash- and equity-based transaction bonuses, which are collectively valued at over eight times his salary.

**Meeting Type:** Proxy Contest (Virtual)
**Meeting Date:** 24 August 2021
**Record Date:** 2 August 2021
**Meeting ID:** 1566366

**New York Stock Exchange:** MNR
**Index:** Russell 3000
**Sector:** Industrial REITs
**GICS:** 60101020

**Primary Contacts**
David Spindler
Heath Winter
Nathan Shugart – Item 2
U.S. Research Help Center

"MNR shares were valued at a median P/NTM AFFO multiple of 16.6x, while the median of MNR's industrial real estate peers (EastGroup, Rexford, STAG, and Terreno) was 35.1x.

These figures indicate that, in the recent past, **MNR has been valued at a median 52.6 percent discount to the median of its peers**."[1]

$30.19
-37% Discount
to Implied Price From Peer AFFO Multiple
$19.00
Implied Price From ISS Industrial Real Estate Peer Average AFFO Multiple
Revised EQC Offer

**Applying the 35.1x AFFO Multiple to 2022E Consensus AFFO of $0.86 AFFO Per Share Implies MNR Shares Could Be Worth $30 in a Few Months When Buyers Value MNR Using 2022 Estimates**

BW BLACKWELLS CAPITAL

Source: ISS report dated August 6, 2021, recommending shareholders oppose EQC merger with MNR. FactSet data as of August 16, 2021.
1: Permission to use quotes was neither sought nor obtained by ISS.

12

# EQC'S REVISED OFFER DOES NOT ADDRESS KEY CONCERNS FROM BLACKWELLS

## The Amended Merger Does Not Address Key Shareholder Concerns About a Combined EQC/MNR

| Concerns | ISS Commentary[1] | Revised EQC Offer | Result |
|---|---|---|---|
| **Flawed Sale Process** | "The most prominent flaw in the sale process was that the strategic alternatives committee was not fully independent, resulting in lingering concern in the minds of shareholders about the possibility that a preference for a tax-deferred structure over certainty of value led to a sub-ideal" | Does Not Address | X |
| **Significant Execution Risk** | "There appears to be execution risk associated with this rationale. Substantial cash resources will provide limited competitive advantage against a field of other real estate investors who are also backed by billions of dollars. And, with the exception of a $3 million land acquisition in 2016, the EQC team has not been able to deploy its existing cash resources to acquire industrial real estate in recent years, such that there is no recent track record that MNR shareholders can look to as evidence of what to expect going forward." | Does Not Address | X |
| **No Relevant Track Record at EQC** | "The lack of a track record of recent acquisitions of industrial properties by EQC makes it difficult for shareholders to evaluate the reasonableness of the financial advisors' capitalization rate assumptions" | Does Not Address | X |
| **High Uncertainty Around Post Transaction Growth** | "In the absence of a detailed plan, without a track record of successful recent acquisitions to point to, and with no apparent existing relationships between the new management team and the brokers, sellers, and developers that MNR has relied upon historically, there appears to be uncertainty that the post-transaction growth plan, such as it is, will potentially allow MNR shareholders to benefit from sufficient upside as to offset the current lower value of the merger consideration." | EQC's revised offer deck includes a "one-year transition period" without any detail on how management will execute | X |
| **Declining Value of Initial Offer** | "Shareholders may be frustrated that the board did not prioritize a deal structure that would preserve that value for shareholders, because the post-announcement decline in EQC shares has caused a drop in the value of the consideration." | EQC's Revised August Offer Is Lower Than Its Original Offer in May While Industrial Valuations Increased | X |

BW BLACKWELLS CAPITAL

Source: ISS report dated August 6, 2021, recommending shareholders oppose EQC merger with MNR.
1: Permission to use quotes was neither sought nor obtained by ISS.

13

# PROPOSED EQC MERGER CREATES MORE QUESTIONS THAN IT DOES ANSWERS

"Our views on the combination remain unchanged with key concern EQC's competitive advantage in highly competitive industrial space and now with less dry powder to propel future growth"

*Citi Equity Research, August 16, 2021*

---

"Uncertain and unlikely upside by merging entities with no synergies and handing responsibility to a team with no obvious competitive advantages or recent experience in the highly competitive industrial sector -- EQC and Monmouth have provided no clear strategic plan or differentiators as to why shareholders should trade certain cash value today for the prospect of uncertain upside of the merged entity."

*Starwood Capital Group, August 3, 2021*

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"The competitive dynamics of the sector, and EQC's limited acquisition history, should concern shareholders being asked to trade certain value for uncertain future based upon new acquisitions….There are no clear asset management synergies between these two entities, as the EQC team has not demonstrated a proven ability to invest in the current highly competitive industrial sector….EQC's cash balance is not a competitive differentiator…The post announcement sell-off shows the market's concern about EQC's plan and ability to create value….The Board reaffirmed without obtaining price improvement from EQC – it's commitment to EQC's materially lower offer."

*Starwood Capital Group, August 2, 2021*

---

"Starwood believes that the Monmouth Board's continued recommendation of an inferior transaction is made more troublesome because of the corporate governance questions raised by the manner in which the Board evaluated offers during the sales process."

*Starwood Capital Group, July 30, 2021*

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"We note that industrial assets continue to trade at relatively higher prices versus other real estate classes. As such, considering MNR's tenant quality, asset quality, and demand for industrial assets in general, we believe a portfolio sale would be more likely at or above $20/share"

*Berenberg Equity Research, April 19, 2021*

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BW BLACKWELLS CAPITAL

Sources: Citi Equity Research. Starwood Capital Group press releases and SEC filings. Berenberg Equity Research.

14

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

BLACKWELLS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO BLACKWELLS.

The participants in the proxy solicitation are Blackwells and Jason Aintabi (collectively, the “Participants”).

As of the date hereof, Blackwells beneficially owns 320,100 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). As of the date hereof, Mr. Aintabi beneficially owns 4,100,954 shares of Common Stock, including (i) 320,100 shares of Common Stock owned by Blackwells, of which Mr. Aintabi may be deemed the beneficial owner, as Managing Partner of Blackwells, and (ii) 3,762,854 shares of Common Stock beneficially owned by BW Coinvest Management I LLC, including 50,000 shares underlying call options exercisable within sixty (60) days, which Mr. Aintabi, as the owner and President & Secretary of Blackwells Asset Management LLC, the owner and sole member of BW Coinvest Management I LLC, may be deemed to beneficially own. Collectively, the Participants beneficially own in the aggregate approximately 4,100,954 shares of Common Stock, including 50,000 shares of Common Stock underlying call options exercisable within sixty (60) days of the date hereof, representing approximately 4.17% of the outstanding shares of Common Stock.

About Blackwells Capital

Blackwells Capital was founded in 2016 by Jason Aintabi, its Chief Investment Officer. Since that time, it has made investments in public securities, engaging with management and boards, both publicly and privately, to help unlock value for stakeholders, including shareholders, employees and communities. Throughout their careers, Blackwells’ principals have invested globally on behalf of leading public and private equity firms and have held operating roles and served on the boards of media, energy, technology, insurance and real estate enterprises. For more information, please visit www.blackwellscap.com

Contacts:

Investors:

Morrow Sodali

Mike Verrechia

800-662-5200 (stockholders)

203-658-9400 (banks and brokers)

Blackwells@morrowsodali.com

Media:

Gagnier Communications

Dan Gagnier / Jeffrey Mathews

646-569-5897

Blackwells@gagnierfc.com